EXHIBIT 99.1

NEWS For Immediate Release

Editorial Contact: Erin Jones

949-754-8032

erin.jones@quest.com

Investor Contact: Scott Davidson

949-754-8659

scott.davidson@quest.com

QUEST SOFTWARE REPORTS RESULTS FOR SECOND QUARTER 2005

Revenue Grows 16% Year-over-Year to $107.1 Million for the Quarter

IRVINE, Calif., August 4, 2005 — Quest Software, Inc. (Nasdaq: QSFT), a leading provider of application, database and infrastructure management solutions, today reported financial results for the second quarter ended June 30, 2005. Total revenues increased 16% year-over-year to $107.1 million compared to last year’s second quarter revenue of $92.1 million. Total revenues for the first six months of 2005 were $210.5 million compared to $174.7 million for the same period in 2004.

GAAP Results

Quest Software’s GAAP net income for the second quarter was $10.7 million, or $0.11 per diluted share. GAAP operating margins were 15.4% in the second quarter, resulting in GAAP operating income of $16.5 million. Net income for the first six months of 2005 was $19.7 million or $0.20 per diluted share versus net income of $3.0 million or $0.03 per diluted share for the comparable period in 2004. Quest Software generated cash flow from operations of $16.2 million in the June 2005 quarter.

Non-GAAP Results

On a pro forma basis, operating margins increased to 19.4% for the quarter, resulting in pro forma net income of $13.4 million, or $0.13 per share on a diluted basis. This compares to pro forma net income of $8.9 million, or $0.09 per share on a diluted basis for the second quarter ended June 30, 2004. For the six months ended June 30, 2005 pro forma net income was $25.8 million of $0.26 per diluted share. This compares to pro forma net income of $17.5 million or $0.18 per diluted share for the six months ended June 2004.

A reconciliation of pro forma and as reported financial results is included with this press release.

“Our second quarter results were strong and we continue to see increasing awareness of our solutions within the enterprise,” said Vinny Smith, chairman and chief executive officer, Quest Software. “With the recent addition of the people and products from Imceda Software, Inc. and Vintela, Inc., and a number of key product releases, we have underscored our commitment to building out a robust application, database and infrastructure management product portfolio for our customers.”

Quest Software management utilizes non-GAAP financial measures in the presentation of the Company’s results to provide a consistent understanding of its historical operating performance and comparisons with peer companies. Management believes that pro forma reporting provides a more accurate representation of the Company’s on-going economic performance and therefore uses pro forma reporting internally to evaluate and manage the Company’s operations. Management believes that these measures provide useful information because they exclude certain items including amortization of acquisition-related intangible assets, other compensation expenses associated with stock options, litigation-related loss contingency reserves and impacts of other events, which might otherwise obscure the results of operations of our core business when compared to our historical performance or competitors or are not necessarily relevant to understanding the operating activities within the Company’s business.

Financial Outlook

Quest Software management offers the following guidance for the third quarter ending September 30, 2005, including the impact from the acquisitions of Imceda Software Inc. (Imceda) and Vintela, Inc. (Vintela). For assumptions please read the accompanying footnote(1):

•	Revenue is expected to be in the range of $111.0 million to $114.0 million.

•	GAAP diluted earnings per share is expected to be in the range of $0.07 to $0.09 per share;

•	Pro forma diluted earnings per share is expected to be in the range of $0.11 to $0.13 per share. The pro forma guidance excludes approximately $4.5 million of amortization of acquisition-related intangible assets and $1.0 million of other compensation charges related to stock options.

For the full year ending Dec. 31, 2005, Quest Software management offers the following guidance, including the impact from the Imceda and Vintela acquisitions. For assumptions please read the accompanying footnote(1):

•	Annual revenue is expected to be in the range of $452 million to $467 million;

•	GAAP diluted earnings per share is expected to be in the range of $0.43 to $0.47 per share;

•	Pro forma diluted earnings per share is expected to be in the range of $0.56 to $0.60. The pro-forma guidance excludes approximately $16.3 million of amortization of acquisition-related intangible assets, $1.1 million of in-process research and development charges related to our acquisition of Wingra and $3.2 million of other compensation charges related to stock options.

Second Quarter 2005 Conference Call Information

Quest Software will host a conference call today, Thursday, August 4, 2005 at 2:00 p.m. Pacific Time, to discuss its results. A simultaneous Web cast of the conference call will be available on Quest Software’s Web site in the Investors — IR Events section at www.quest.com. A Web cast replay will be available on the same Web site through August 4, 2006. An audio replay of the call will also be available through August 18, 2005 by dialing (888) 203-1112 (from the U.S. or Canada) or (719) 457-0820 (outside the U.S. and Canada), using confirmation code: 9465971.

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 18,000 customers worldwide meet higher expectations for enterprise IT. Quest Software, headquartered in Irvine, Calif., can be found in offices around the globe and at www.quest.com.

Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

1Our third quarter ending September 30, 2005 and full year ending December 31, 2005 guidance assumes the following:

•	Our GAAP guidance excludes amortization of intangible assets, fair value accounting for deferred revenue and potential charges related to in-process research and development (IPR&D) arising from our acquisition of Vintela, which are not available at the present time.
•	Assumes other income (expense), net of $200,000 per quarter;
•	The GAAP tax rate is projected at 33%, which excludes any tax rate changes relating to our cash repatriation efforts, which will be addressed in the third quarter of 2005 and is exclusive of any potential impact from IPR&D, which is to be determined as we complete our acquisition accounting for the Vintela deal but will have an affect upon the rate. The pro-forma tax rate is expected to be 34% for the quarter and full year.

Forward Looking Statements

This release and the matters to be discussed on the conference call may include predictions, estimates and other information that might be considered forward-looking statements, including statements relating to expectations of revenues and earnings per share in future periods and anticipated benefits of our acquisitions of

Imceda and Vintela. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including: the impact of adverse changes in general economic conditions on our customers; reductions or delays in information technology spending; variations in the size and timing of customer orders; competitive products and pricing; rapid technological change; risks associated with the development and market acceptance of new or enhanced products; disruptions caused by acquisitions of companies and/or technologies; the integration of products, services, employees and operations of acquired companies; fluctuating currency exchange rates and other risks associated with international operations; and the need to attract and retain qualified employees. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the period ended March 31, 2005, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Licenses	$54,612	$51,195	$109,330	$98,223
Services	52,514	40,952	101,144	76,451

Total revenues	107,126	92,147	210,474	174,674
Cost of revenues:
Licenses	1,192	974	2,160	2,071
Services	8,685	7,363	17,360	13,766
Amortization of purchased technology	2,421	2,280	4,676	3,711

Total cost of revenues	12,298	10,617	24,196	19,548

Gross profit	94,828	81,530	186,278	155,126
Operating expenses:
Sales and marketing	45,634	41,193	89,027	77,317
Research and development	20,640	20,356	41,760	38,513
General and administrative	10,565	8,524	20,267	16,785
Amortization of other purchased intangible assets	1,498	1,563	2,774	2,293
In-process research and development	—	280	1,050	6,980
Litigation loss provision	—	5,000	—	5,000

Total operating expenses	78,337	76,916	154,878	146,888

Income from operations	16,491	4,614	31,400	8,238
Other (expense) income, net	(522)	(506)	(2,032)	161

Income before income tax provision	15,969	4,108	29,368	8,399
Income tax provision	5,302	1,479	9,662	5,384

Net income	$10,667	$2,629	$19,706	$3,015

Net income per share:
Basic	$0.11	$0.03	$0.20	$0.03

Diluted	$0.11	$0.03	$0.20	$0.03

Weighted average shares:
Basic	96,838	94,374	96,517	94,087
Diluted	99,253	97,761	99,422	97,774

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2005				Six Months Ended June 30, 2005
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Licenses	$54,612			$54,612	$109,330			$109,330
Services	52,514			52,514	101,144			101,144

Total revenues	107,126			107,126	210,474			210,474
Cost of revenues:
Licenses	1,192			1,192	2,160			2,160
Services	8,685	(37	)(1)	8,648	17,360	(75	)(1)	17,285
Amortization of purchased technology	2,421	(2,421)		—	4,676	(4,676)		—

Total cost of revenues	12,298			9,840	24,196			19,445

Gross profit	94,828			97,286	186,278			191,029
Operating expenses:
Sales and marketing	45,634	(279	)(1)	45,355	89,027	(564	)(1)	88,463
Research and development	20,640	(22	)(1)	20,618	41,760	(420	)(1)	41,340
General and administrative	10,565	(10	)(1)	10,555	20,267	(21	)(1)	20,246
Amortization of other purchased intangible assets	1,498	(1,498)		—	2,774	(2,774)		—
In-process research and development	—	—		—	1,050	(1,050	)(2)	—

Total operating expenses	78,337			76,528	154,878			150,049

Income from operations	16,491			20,758	31,400			40,980
Other expense, net	(522)			(522)	(2,032)			(2,032)

Income before income tax provision	15,969			20,236	29,368			38,948
Income tax provision	5,302	1,558	(3)	6,860	9,662	3,506	(3)	13,168

Net income	$10,667			$13,376	$19,706			$25,780

Net income per share:
Basic	$0.11			$0.14	$0.20			$0.27

Diluted	$0.11			$0.13	$0.20			$0.26

Weighted average shares:
Basic	96,838			96,838	96,517			96,517
Diluted	99,253			99,253	99,422			99,422

(1)	Represents stock based compensation and payroll taxes attributed to stock option exercises.
(2)	Represents a one-time charge to write off in-process research and development assumed with our acquisition of Wingra Technologies, Inc. in January 2005.
(3)	Represents the tax effect of adjustments.

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2004				Six Months Ended June 30, 2004
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Licenses	$51,195			$51,195	$98,223			$98,223
Services	40,952			40,952	76,451			76,451

Total revenues	92,147			92,147	174,674			174,674
Cost of revenues:
Licenses	974			974	2,071			2,071
Services	7,363	(59	)(1)	7,304	13,766	(89	)(1)	13,677
Amortization of purchased technology	2,280	(2,280)		—	3,711	(3,711)		—

Total cost of revenues	10,617			8,278	19,548			15,748

Gross profit	81,530			83,869	155,126			158,926
Operating expenses:
Sales and marketing	41,193	(461	)(1)	40,732	77,317	(674	)(1)	76,643
Research and development	20,356	(107	)(1)	20,249	38,513	(209	)(1)	38,304
General and administrative	8,524	(8	)(1)	8,516	16,785	(14	)(1)	16,771
Amortization of other purchased intangible assets	1,563	(1,563)		—	2,293	(2,293)		—
In-process research and development	280	(280	)(2)	—	6,980	(6,980	)(5)	—
Litigation loss provision	5,000	(5,000	)(3)	—	5,000	(5,000	)(3)	—

Total operating expenses	76,916			69,497	146,888			131,718

Income from operations	4,614			14,372	8,238			27,208
Other (expense) income, net	(506)			(506)	161			161

Income before income tax provision	4,108			13,866	8,399			27,369
Income tax provision	1,479	3,513	(4)	4,992	5,384	4,469	(4)	9,853

Net income	$2,629			$8,874	$3,015			$17,516

Net income per share:
Basic	$0.03			$0.09	$0.03			$0.19

Diluted	$0.03			$0.09	$0.03			$0.18

Weighted average shares:
Basic	94,374			94,374	94,087			94,087
Diluted	97,761			97,761	97,774			97,774

(1)	Represents stock based compensation and payroll taxes attributed to stock option exercises.
(2)	Represents a one-time charge to write off in-process research and development assumed with our acquisition of Lecco Technology in April 2004.
(3)	Represents a special charge for a loss contingency reserve related to our Computer Associates intellectual property litigation.
(4)	Represents the tax effect of adjustments.
(5)	Represents one-time charges to write off in-process research and development assumed with our acquisition of Aelita Software in March 2004 and Lecco Technology in April 2004.

QUEST SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

ASSETS

	June 30, 2005	December 31, 2004
Current assets:
Cash and cash equivalents	$121,642	$118,157
Short-term marketable securities available for sale	123	15,892
Accounts receivable, net	73,327	98,800
Prepaid expenses and other current assets	11,106	12,528
Deferred income taxes	13,092	13,075

Total current assets	219,290	258,452
Property and equipment, net	76,396	52,761
Long-term marketable securities	125,399	163,527
Amortizing intangible assets, net	58,044	41,404
Goodwill	379,548	323,903
Other assets	4,038	3,304

Total assets	$862,715	$843,351

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,779	$4,135
Obligation under repurchase agreement	—	12,632
Accrued compensation	24,336	27,802
Other accrued expenses	28,302	46,292
Income taxes payable	12,267	12,030
Current portion of deferred revenue	114,615	106,356

Total current liabilities	185,299	209,247
Long-term liabilities:
Long-term portion of deferred revenue	20,553	20,897
Deferred income taxes	9,470	4,526
Other long-term liabilities	1,434	1,769

Total long-term liabilities	31,457	27,192
Shareholders’ equity	645,959	606,912

Total liabilities and shareholders’ equity	$862,715	$843,351

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income	$10,667	$2,629	$19,706	$3,015
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,810	7,237	12,958	12,639
Compensation expense associated with stock option grants	311	539	994	709
Deferred income taxes	5	8	(36)	11
Tax benefit related to stock option exercises	772	872	1,031	2,412
Provision for bad debts	120	91	40	68
In-process research and development	—	280	1,050	6,980
Litigation loss provision	—	5,000	—	5,000
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(19,548)	(8,723)	23,965	1,084
Prepaid expenses and other current assets	307	1,959	768	(372)
Other assets	(789)	(419)	(648)	(422)
Accounts payable	953	2,114	1,501	2,607
Accrued compensation	3,159	1,505	(3,455)	389
Other accrued expenses	4,405	182	(3,630)	(4,614)
Litigation settlement payment	—	—	(16,000)	—
Income taxes payable	2,286	(3,576)	(65)	(2,314)
Deferred revenue	6,763	2,713	5,753	7,556
Other liabilities	(38)	(84)	(146)	331

Net cash provided by operating activities	16,183	12,327	43,786	35,079
Cash flows from investing activities:
Purchases of property and equipment	(25,362)	(7,548)	(28,401)	(24,134)
Cash paid for acquisitions, net of cash acquired	(44,871)	(1,655)	(57,625)	(95,938)
Sales and maturities of marketable securities	51,209	4,326	53,273	17,331

Net cash used in investing activities	(19,024)	(4,877)	(32,753)	(102,741)
Cash flows from financing activities:
Proceeds from repurchase agreement	—	81	—	67,581
Repayment of repurchase agreement	—	—	(12,725)	—
Repayment of notes payable	(40)	—	(40)	—
Repayment of capital lease obligations	(13)	(136)	(98)	(228)
Proceeds from the exercise of stock options	1,834	1,627	3,306	5,915
Proceeds from employee stock purchase plan	—	—	—	2,723

Net cash provided by (used in) financing activities	1,781	1,572	(9,557)	75,991
Effect of exchange rate changes on cash and cash equivalents	1,158	751	2,009	(70)

Net increase in cash and cash equivalents	98	9,773	3,485	8,259
Cash and cash equivalents, beginning of period	121,544	65,956	118,157	67,470

Cash and cash equivalents, end of period	$121,642	$75,729	$121,642	$75,729